Exhibit 99.1

news release

For Immediate Release

Contacts:

Company	Investor Relations:
inSilicon Corporation:	Morgen-Walke Associates
Bryan LeBlanc Teresa Thuruthiyil
408-894-1900	415-296-7383
bryan_leblanc@insilicon.com	insilicon@mwa-sf.com

INSILICON CORPORATION APPOINTS
BARRY A. HOBERMAN INTERIM CEO

SAN JOSE, Calif., February 5, 2002 – inSilicon Corporation (Nasdaq: INSN) — a leading provider of communications technology for complex systems-on-chip (SOC) — today announced the appointment of Barry A. Hoberman to interim Chief Executive Officer. Mr. Hoberman, who has been with the company since its inception, will succeed Wayne C. Cantwell, who will be leaving inSilicon to pursue other opportunities.

Mr. Hoberman was appointed to Chief Operating Officer last June and has served in that role under Mr. Cantwell since then.            This period has afforded Mr. Cantwell and Mr. Hoberman the opportunity to work together to formulate the company’s long-term strategy to drive inSilicon to its next growth level and will provide for a consistent approach to executing the company’s growth plan as Mr. Cantwell transitions from the company.

“The Board of Directors is pleased to have the opportunity for Barry to advance in his role and provide a cohesive leadership structure as Wayne moves on to his next role,” said Albert E. Sisto, Chairman of the Board of Directors for inSilicon. “We would like to thank Wayne for his contributions to inSilicon over the past few years which yielded an independent company with significant opportunities to capitalize on its industry leading position with a strong customer base, partnership base and excellent management team.

“Barry has shown tremendous capability over the past months as he took on the lead operating role on the team.” said Wayne Cantwell. “I am confident in Barry and the team’s ability to execute on the strategy we have put in place over the past few months and look forward to positive results from these activities.”

“I am extremely pleased at the opportunity to expand my role as we drive inSilicon forward to new growth opportunities,” said Barry Hoberman. “As one of the first inSilicon employees, I have had the opportunity to help define and deliver our current product portfolio. I believe that inSilicon has a quality product, marquee customers, and a great management team. I look optimistically ahead to a successful year for inSilicon.”

ABOUT INSILICON

inSilicon Corporation is a leading provider of communications semiconductor intellectual property used by semiconductor and systems companies to design complex systems-on-chip (SOC) technologies that are critical components of innovative wired and wireless products.

inSilicon’s technology provides customers faster time-to-market and reduced risk and development costs. The Company’s broad portfolio of analog and mixed-signal products and enabling communications technologies, including the JVX™ and JVXtreme™ Accelerators, Ethernet, USB, PCI, and IEEE-1394, are used in a wide variety of markets encompassing communications, consumer, computing, and office automation. inSilicon is a subsidiary of Phoenix Technologies Ltd. (Nasdaq: PTEC).

inSilicon and JVX are trademarks of inSilicon Corporation. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside inSilicon’s control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see inSilicon’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K. inSilicon disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of inSilicon.

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